UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021 (October 9, 2020)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

Overview

On August 17, 2021, Basanite, Inc. (the “Company”) conducted the closing (the “Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s units (the “Units”) at a price of $0.275 per Unit, with each Unit consisting of: (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) a five-year, immediately exercisable warrant (“Warrant A”) to purchase one (1) share of Common Stock at an exercise price of $0.33 per share (“Exercise Price”) and (iii) an additional five-year, immediately exercisable warrant to purchase one (1) share of Common Stock at the Exercise Price (“Warrant B”, and collectively with Warrant A, the “Warrants”, with the shares of Common Stock underlying the Warrants being referred to herein as the “Warrant Shares”).

In connection with the Closing, the Company entered into definitive securities purchase agreements (the “SPAs”) with 17 accredited investors (the “Investors”) and issued an aggregate of 19,398,144 shares of common stock, Warrant As to purchase up to an aggregate of 19,398,144 shares of Common Stock, and Warrant Bs to purchase up to an aggregate of 19,398,144 shares of Common Stock (for an aggregate of 38,796,288 Warrant Shares), for aggregate gross proceeds to the Company of approximately $5,334,490. No actual Units were issued in the Offering. Aegis Capital Corp. (“Aegis”) acted as the Company’s placement agent in connection with the Offering, for which Aegis received customary cash fees and expense reimbursements.

The net proceeds of the Offering will be used by the Company for expansion of its manufacturing capability, sales and marketing, satisfaction of certain indebtedness and general working capital purposes.

The Warrants

The Warrant As and Warrant Bs contain customary stock-based (but not price-based) anti-dilution provisions, except that (i) if any subsequent uplisting and concurrent registered offering by the Company to the New York Stock Exchange, NYSE American or Nasdaq exchange (the “Re-IPO”) is priced below the Exercise Price, then the Exercise Price shall reset on a one-time basis to the offering price of the Re-IPO and (ii) subject to certain exceptions, if prior to the consummation of a Re-IPO, the Company sells securities at a price less than the Exercise Price then in effect, or issues derivative securities with an exercise or conversion price below the Exercise Price then in effect, the Exercise Price shall be adjusted downward to equal such lesser sales or exercise or conversion price.

The Warrant As and Warrant Bs are otherwise identical, except the Warrant Bs will be subject to a call provision as follows: in the event that, at any time following the Closing, the price of the publicly traded Common Stock is $1.00 or greater (as adjust for stock splits and the like) for five (5) consecutive trading days, the Company may provide five (5) trading days’ notice to the holders of Warrant B to call the Warrant Bs for a total price of $0.01 for the entire Warrant B. During such five trading days’ notice period, the holders of Warrant B shall be permitted to exercise their Warrant Bs at the exercise price. If the Warrant Bs are not so exercised, they will be deemed to be repurchased by the Company in full for $0.01.

The Warrants also contain a most favored nations provision such that if the Company issues any subsequent warrants with rights that are more favorable than the rights contained in the Warrants, such rights shall attach to the Warrants.

Registration Rights

Pursuant to the SPAs, the Company has granted the Investors registration rights which require the Company to file two (2) registration statements, as follows:

1.       Resale Registration. The Company shall file a Form S-1 registration statement (or equivalent) within 45 days of the Closing (“Filing Date”) to register the shares of Common Stock and the Warrant Shares issued in the Offering for public resale (the “Resale Registration”). The Company shall use its commercially reasonable best efforts to cause the Resale Registration to be declared effective within 120 days of the Closing (the “Resale Effective Date”). If the Filing Date and/or the Resale Effective Date is not met, each Investor will be entitled to receive cash liquidated damages penalty equal to 1% of the amount invested in the Offering per month for the first 90 days following the Filing Date or Resale Effective Date (as the case may be), to be increased to 2% per month thereafter, in each case pro-rated for each 30-day period. Such damages to be capped at six months of penalties in the aggregate.

2.       Uplist Registration Statement. The Company shall file a second Form S-1 registration statement (or equivalent) between the 61st day and 75th day of the Resale Registration statement being declared effective (“Re-IPO Filing Date”) to effectuate the Re-IPO with an underwritten offering of at least $15,000,000 in gross proceeds. The Company shall use its commercially reasonable best efforts to close the Re-IPO within 180 days of the date the Resale Registration is declared effective. If the Re-IPO Filing Date is not met, each Investor will be entitled to receive a cash liquidated damages penalty equal to 1% of the amount invested in the Offering, pro-rated for each 30-day period up to 90 days to be increased to 2% thereafter. Such damages to be capped at six months of penalties.

Right of Participation

Subject to customary exceptions, for thirty-six months after the Closing, the Investors shall have the right to purchase up to 30% of the securities offered by the Company in any subsequent offering upon the same terms as offered to all other offerees.

The SPAs also contains customary representations, warranties and agreements. In addition, subject to certain exceptions, the Company has granted to Aegis a consent right with respect to future financings of the Company for a period of one (1) year from the Closing.

The securities issued in the Offering as described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Rule 506(b) of Regulation D (“Reg. D”) promulgated under the Securities Act because, among other things, the Investors are “accredited investors” (as defined under Reg. D), the Investors purchased the securities for investment purposes only and not for resale and the Company took appropriate measures to restrict the transfer of the securities sold and verify the accredited investor status of the Investors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2020, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Company’s bylaws (the “Bylaws”), effective immediately as of such date. The Bylaws include various technical, conforming, modernizing and clarifying changes. For example, the Bylaws of the Company include, as compared to the previous bylaws: (1) authority of the chairman of the Board to control the process of the stockholder meeting; (2) the chairman of the annual meeting being able to postpone an annual or special stockholder meeting; (3) the use of plurality voting in the case of a contested election in the Bylaws as opposed to no corresponding provision before; (4) a timeframe for submitting stockholder proposals whereas none existed before; (5) the ability for a stockholder to elect a director; (6) a limit of three (3) years to vote a proxy after its creation, whereas no provision existed before; (7) only the Board being able to fulfill a board vacancy unless a resolution is passed allowing stockholder to fulfill a vacancy, whereas before both the Board or stockholders could do so at any regular or special meeting; (8) a provision that regular meetings of the Board “may be held at any time or date and any place within or without the State of Nevada” whereas previously regular meetings were held at the same time as the annual meeting; (9) the chairman of the Board being able to call for a special meeting in addition to the C.E.O., president, and any director, whereas before only the president, vice president or any two directors could call for a special meeting; (10) the ability for the C.E.O. or other officer if so authorized by the Board to fill an officer vacancy in addition to the Board, whereas only the Board could do so beforehand; and (11) the Board having the ability to delegate the determination of whether indemnification shall be given to someone “except executive officers to such officers or other persons as the Board of Directors shall determine”, whereas before indemnification was solely limited to directors, officers, and employees” unless “such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the [c]orporation”. The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Information

In connection with the Offering, the Company provided potential investors, under cover of confidentiality, with the following updated business narrative regarding the Company:

Basanite, Inc., a Nevada corporation (the “Company”, “Basanite”, “we”, “us”, “our” or similar terminology), through our wholly owned subsidiary, Basanite Industries, LLC, a Delaware limited liability company (“BI”), manufactures a range of “green” (environmentally friendly), sustainable, non-corrosive, lightweight, composite products used in concrete reinforcement by the construction industry. Our core product is BasaFlex™, a basalt fiber reinforced polymer reinforcing bar (“rebar”) which we believe is a stronger, lighter, sustainable, non-conductive and corrosion-proof alternative to traditional steel.

Our two other main product lines are BasaMix™, which are fine denier basalt fibers available in various chopped sizes, and BasaMesh™, a line of Basalt Geogrid Mesh Rolls, intended to replace welded wire mesh (made of steel) and other fiber reinforced polymer (“FRB”) grids and mesh.

BasaMix™ is designed to help absorb the stresses associated with early-aged plastic shrinkage and settlement cracking in concrete, as well as providing an increased toughness for enhanced reinforcement in Slab on Grade (SOG) and precast elements. BasaMix™ also serves in a “system approach” for optimum performance of a concrete element when used in conjunction with our BasaFlex™ rebar.

BasaMesh™ is designed for secondary and temperature shrinkage reinforcement. BasaMesh™ can also work in conjunction with the BasaFlex™ rebar or BasaMix™ for a total reinforcement program.

Each of our products is specifically designed to extend the lifecycle of concrete products by eliminating “concrete spalling.” Spalling results from the steel reinforcing materials embedded within the concrete member rusting (contrary to popular belief, concrete is porous, and water can permeate into concrete). Rusting leads to the steel expanding and eventually causing the surrounding concrete to delaminate, crack, or even break off, resulting in potential structural failure. We believe that each Basanite product addresses this important need along with other key requirements in today’s construction market.

We believe that the following attributes of BasaFlex™ provide it with a competitive advantage in the marketplace:

•	BasaFlex™ never corrodes steel reinforcement products rust, leading to spalling and significant repair costs down the road;

•	BasaFlex™ is sustainable: BasaFlexTM is made from Basalt rock, the most abundant rock found on Earth’s surface, and offers a longer product lifecycle than traditional steel (the lack of corrosion allows the life span of concrete products reinforced with BasaFlex to be significantly longer);

•	BasaFlex™ is “green”: From mining, through production, to installation at the building site, BasaFlex™ has an exceptionally low carbon footprint when compared with that of steel; and

•	BasaFlex™ has a lower in-place cost: the physical nature of our products relative to steel result in a lower net cost to the contractor once installed, such as: BasaFlexTM is one-quarter of the weight of equivalent sized steel, meaning 4 times the quantity of material can be delivered by the same truck (or container); all Basanite products can be loaded/unloaded and moved around the jobsite by hand – no expensive handling equipment is needed; less concrete is required as BasaFlexTM does not require the extra concrete cover needed when using steel; and Basanite products are safer and easier to use. We believe all these factors materially reduce the net in-place cost of concrete reinforcement.

BI leases a fully permitted, 36,900 square foot facility located in Pompano Beach, Florida (“Pompano”) equipped with five customized, Underwriters Laboratories approved, Pultrusion manufacturing machines for BasaFlexTM production, plus other composite manufacturing equipment.  Each Pultrusion machine has up to two linear production lines (we use one or two lines per machine depending on rebar size – giving a maximum capacity of 10 manufacturing lines). To date, BI’s operations team has successfully optimized and scaled the capacity of our manufacturing plant to produce up to 25,000 linear feet of BasaFlexTM rebar per shift, per day, depending on the product mix. BI’s own fully equipped Test Lab is utilized to evaluate, validate and verify each product’s performance attributes.

We believe that macroeconomic factors are pressuring the construction industry to consider the use of alternative reinforcement materials for the following reasons:

•	the increasing need for global infrastructure repair;

•	recent design trends towards increasing the lifespan of projects and materials;

•	the global interest in promoting the use of sustainable products; and

•	increasing consideration of both the long-term costs and environmental impacts of material selections.

We believe we are well positioned to benefit from this renewed focus, particularly in light of the renewed U.S. government interest in funding infrastructure improvements and events such as the tragic collapse of a residential building in Surfside, Florida.

BI submitted its first round of BasaFlex™ rebar products to the Structures and Materials Department of the University of Miami, an industry accredited independent testing laboratory, to obtain a Certified Test Report which allows us to participate in approved FRP applications, such as precast, architectural, flatwork and other non-structural engineered applications.  On May 29, 2020, a Certified Test Report was submitted to us for engineering use.

During the third quarter of 2020, we began initial manufacturing operations and commenced the manufacture of our initial stock of inventory of BasaFlex™. Also, during this timeframe, we filled key manufacturing positions within our production facility and reached our primary goal of scaling to full capacity single shift operations. Management also began recruiting other key positions in the Company, focused initially on product development, driving sales growth and expanding our market presence. Our hiring was focused on key areas of excellence, specifically quality assurance; operations and other technical resources; engineering; and sales and marketing. We successfully completed our initial hiring plan and recruited key personnel with over 140 combined years of industry experience. We have begun selling across our complete product line and are currently working on securing larger orders for next year. We have also been engaged in developing strategic partnerships, with multiple testing programs underway (including international locations) across a broad range of applications.

During both the third and fourth quarters of 2020, BI continued research and development work on BasaFlexTM, with the goal of increasing its performance results in the category of modulus. While the baseline version easily met the required industry standard for FRP rebar, we have expanded goals for BasaFlexTM to be able to replace steel rebar in a broader range of applications than the current industry standard allows for. After extensive internal development and testing, a complete test set of bar sizes #3-#8 of an upgraded version of BasaFlexTM was submitted to the University of Sherbrooke (near Montreal, Canada) for lab testing. Sherbrooke, led by renowned engineer Dr. Brahim Benmokrane, is the world recognized leader in testing FRP products for concrete reinforcement. In February of 2021, Basanite obtained stellar results on the upgraded BasaFlexTM from the Sherbrooke lab, including best in class performance results in both tensile and modulus strength. Following on from this success, Basanite is working with multiple government agencies to enable BasaFlexTM to be selected as an alternative to steel in a broader range of applications.

Early in 2020, Basanite contracted with an independent software company to develop BasaPro™, a design software specifically for use with BasaFlex™. This development effort has been completed and the software is operational.  This allows both our engineers and our customers’ engineers to easily convert engineering designs for the use of BasaFlex™ in place of steel rebar in all types of concrete applications. It allows for both the conversion to BasaFlex™ from steel in existing concrete designs and, for original designs using BasaFlex™, and is based upon the application of industry standards ACI 440 (FRP reinforcement for concrete) and ACI 318 (steel reinforcement for concrete). The software is capable of showing all calculations and pictorial design work in conjunction with applicable building codes. This means we can now communicate with the design community in their own language.

While we have generated relatively little revenue to date, we continue to receive inquiries from a range of customers for our products, indicating what we believe is a significant level of market interest for BasaFlex™.  Some of these inquiries would be for very large potential orders for new, multi-year construction projects. Based on our current limited manufacturing capacity (which we plan to begin to expand with the net proceeds of this Offering as described below), these inquiries (if they lead to actual orders) would exceed our capability to deliver within the customer’s requested timeframe, and largely because of this, there is no guarantee that orders will actually be received.

To satisfy what we perceive the market interest for BasaFlex™ to be, and in particular to address potential large-scale customers, we need to significantly accelerate the expansion of our manufacturing capacity. Our current near-term goal is to expand to greater than twice our current capacity by the end of 2021, and ultimately to reach a Pompano plant production capacity exceeding 400,000 linear feet per day (which would be 8 times our current capacity). To accomplish these goals, we have designed and developed customized pultrusion equipment which offers significantly increased capacity in the same footprint as our current equipment. Our new technology manufacturing system, named BasaMax™, has been specifically designed for the manufacture of BasaFlex™ using our patent pending process.  Two versions of this equipment have been designed, and these will not only offer double the capacity of our current equipment (per machine), but also each will run significantly faster. A prototype has completed preliminary testing in Pompano and has recently been qualified for production.

Based on this trial, we are planning a two-phase plant expansion, eventually including 10 of these new machines. Our goal, subject to raising sufficient funding, is to have the first set of five of the new machines installed and be operational by the end of 2021, and to install and have operational five more, along with additional custom manufacturing equipment, by the second quarter of 2022. This would create the opportunity for BI to ultimately reach our production level target for the Pompano facility in the fall of 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Basanite, Inc., adopted on October 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2021

BASANITE, INC.

By:	/s/ Simon R. Kay
Simon R. Kay
Acting Interim President and Chief Executive Officer